Exhibit (c)(14)
SCENARIO: Phoenix IV Buyout Analysis PROJECT PHOENIX 9/19/2007 12:09 PM Table of Contents Section Page Sources and Uses of Funds and Financing Terms 1 Implied Valuation at Various Offer Prices 2 Return Analysis 3 IRR Sensitivity Analysis 4 Model Assumptions 6 Pro Forma Coverages 7 Financial Summary 8 Financing Assumptions 9 Income Statements 10 Cash Flow Analysis and Capitalization Table 11 Balance Sheets 12 Debt Capacity 13 Debt Schedule 14 Supporting Data: Pro Forma and Operating Assumptions 16 Depreciation and Amortization Schedules 17 Structure Cash $5,816 Revolver 5,000 Senior Debt 25,000 Subordinated Debt 20,000 Bridge Loan 0 Preferred Stock 0 Common Stock 44,301 Total Sources of Funds $100,117 Case: Base

SOURCES AND USES OF FUNDS AND FINANCING TERMS
PROJECT PHOENIX
Case: Base
Page 1

($ in thousands except as otherwise noted)

TRANSACTION DATE 12/31/2007

SOURCES OF FUNDS	$	% of Capital	Pro Forma LTM EBITDA Mult.
Cash	$5,816	5.8%	0.4x
Revolver	5,000	5.0%	0.8x
Senior Debt	25,000	25.0%	2.7x
Subordinated Debt	20,000	20.0%	4.3x
Seller Note	0	0.0%	4.3x
Preferred Stock	0	0.0%	4.3x
New Equity	44,301	44.2%	7.6x
Total Sources of Funds	**$100,117**	**100.0%**	

USES OF FUNDS		
Purchase of Phoenix I Common Equity	$	81,798
Refinance Senior Debt		0
Refinance Capital Lease Obligations		0
Tender of Phx II Shares		14,819
Other		0
Other		0
Transaction Fees and Expenses		3,500
Total Uses of Funds		**$100,117**

TRANSACTION SUMMARY

DEBT SOURCES	Amount	Rate
Revolver	5,000	6.50%
Senior Debt	25,000	7.00%
Subordinated Debt	20,000	10.00%

TRADING INFORMATION / VALUATION

Phoenix I					
Enterprise Value			**Current**		**@ Deal**
Share Price	9/18/2007	$	13.23	$	15.00
Fully Diluted Shares			5,453		5,453
Equity Market Value		$	72,146	$	81,798
Plus: Debt, Preferred & MI (a)			$13,730		$14,819
Less: Cash			$5,816		$0
Plus: Transaction Costs			$0		$3,500
Enterprise Value		$	80,060	$	100,117

EQUITY SOURCES

		Amount	Ownership
Management roll-over		4,000.0	7.7%
Management carry		0.0	15.0%
Financial Sponsor		40,301.5	77.3%
Total Equity	$	44,301.5	100.0%

Multiple Analysis	Current	@ Deal
LTM EBITDA	6.1x	7.6x
2007 P EBITDA	6.6x	8.3x
2008 E EBITDA	5.4x	6.8x
2009 E EBITDA	4.2x	5.2x
2008 E P/E	25.4x	34.0x
2009 E P/E	14.6x	19.6x

Phoenix I ownership of Phx II:

Share Price	9/18/2007	$	12.20	$	32,271.6
Shares Held			2,645.2		

DEBT CAPACITY ANALYSIS

LTM EBITDA PHX I			$13,100
Debt/EBITDA Coverage			5.0x
Implied Debt Capacity			$65,500.0
Reg. T Loan	0.0%	$	-
Adj. Debt Capacity			$65,500.0
Less Current Debt			(13,730)
Incremental Debt Capacity			51,769.6

EQUITY SPONSOR IRR CALCULATION

EBITDA Exit Multiple	2011	2012	2013
7.0x	23.7%	28.6%	33.5%
8.0x	29.2%	34.0%	38.8%
9.0x	34.0%	38.8%	43.6%

SUMMARY CREDIT / LEVERAGE STATISTICS

	2007 Pro Forma	2008	2009
Total Debt/EBITDA	5.1x	4.6x	3.5x
EBITDA/Interest Expense	3.0x	3.3x	4.1x
(EBITDA - Capex)/Interest Expense	1.9x	1.7x	2.6x

GOODWILL CALCULATION

Purchase Price of Equity	$	96,617.5
Less: Tangible Book Value of Phoenix II		(44,124.9)
	$	52,492.5

(a) At close of deal existing debt is refinanced and the tender for Phoenix II shares is added as minority interest

ThomasLloyd
ALARE capital partners

IMPLIED VALUATION AT VARIOUS OFFER PRICES PROJECT PHOENIX Case: Base Page 2 PHOENIX I Offer Price $ 13.00 $ 14.00 $ 14.50 $ 15.00 $ 15.50 $ 16.00 $ 16.50 $ 17.00 $ 17.50 $ 18.00 $ 19.00 Premium Calculation Premium to Current Price ($13.23) -1.7% 5.8% 9.6% 13.4% 17.2% 20.9% 24.7% 28.5% 32.3% 36.1% 43.6% 30 Trading Day Avg. Price (a) $13.05 Premium to 30 Day Avg. Price -0.4% 7.2% 11.1% 14.9% 18.7% 22.6% 26.4% 30.2% 34.1% 37.9% 45.6% 60 Trading Day Avg. Price (a) $13.31 Premium to 30 Day Avg. Price -2.3% 5.2% 8.9% 12.7% 16.5% 20.2% 24.0% 27.7% 31.5% 35.2% 42.7% 90 Trading Day Avg. Price (a) $13.35 Premium to 30 Day Avg. Price -2.6% 4.9% 8.6% 12.4% 16.1% 19.9% 23.6% 27.3% 31.1% 34.8% 42.3% 120 Trading Day Avg. Price (a) $13.34 Premium to 30 Day Avg. Price -2.6% 4.9% 8.7% 12.4% 16.2% 19.9% 23.7% 27.4% 31.1% 34.9% 42.4% Enterprise Value Calculation FD Shares Outstanding (b) 5,643 5,643 5,643 5,643 5,643 5,643 5,643 5,643 5,643 5,643 5,643 Implied Equity Value 73,355 78,998 81,819 84,640 87,462 90,283 93,104 95,926 98,747 101,568 107,211 Plus: Net Debt as of 3/31/07 7,922 7,922 7,922 7,922 7,922 7,922 7,922 7,922 7,922 7,922 7,922 Less: Assumed Cash from Option Exercise (b) 519 4,045 4,045 4,045 4,045 4,045 4,045 4,045 4,045 4,045 4,045 Implied Enterprise Value $ 80,758 $ 82,875 $ 85,696 $ 88,517 $ 91,339 $ 94,160 $ 96,981 $ 99,803 $ 102,624 $ 105,446 $ 111,088 Implied Valuation Multiples LTM Revenue 202,760 0.40 x 0.41 x 0.42 x 0.44 x 0.45 x 0.46 x 0.48 x 0.49 x 0.51 x 0.52 x 0.55 x 2007 P Revenue 219,605 0.37 x 0.38 x 0.39 x 0.40 x 0.42 x 0.43 x 0.44 x 0.45 x 0.47 x 0.48 x 0.51 x FY2008E Revenue (c) 248,260 0.33 x 0.33 x 0.35 x 0.36 x 0.37 x 0.38 x 0.39 x 0.40 x 0.41 x 0.42 x 0.45 x FY2009E Revenue (c) 311,931 0.26 x 0.27 x 0.27 x 0.28 x 0.29 x 0.30 x 0.31 x 0.32 x 0.33 x 0.34 x 0.36 x LTM EBITDA 13,100 6.16 x 6.33 x 6.54 x 6.76 x 6.97 x 7.19 x 7.40 x 7.62 x 7.83 x 8.05 x 8.48 x 2007 P EBITDA 12,134 6.66 x 6.83 x 7.06 x 7.29 x 7.53 x 7.76 x 7.99 x 8.22 x 8.46 x 8.69 x 9.16 x FY2008E EBITDA (c) 14,720 5.49 x 5.63 x 5.82 x 6.01 x 6.21 x 6.40 x 6.59 x 6.78 x 6.97 x 7.16 x 7.55 x FY2009E EBITDA (c) 19,087 4.23 x 4.34 x 4.49 x 4.64 x 4.79 x 4.93 x 5.08 x 5.23 x 5.38 x 5.52 x 5.82 x (a) Based on average closing prices for the respective periods as of 7/13/07. (b) Assumes that all in-the-money options convert to common shares: cash from option exercise is assumed to be added to Phoenix II balance sheet. (c) Projections as provided by Phoenix I management.

RETURN ANALYSIS PROJECT PHOENIX Case: Base Page 3 ($ in thousands except as otherwise noted) EXIT YEAR 12/31/2011 12/31/2012 12/31/2013 Exit Multiple 7.0x 8.0x 9.0x 7.0x 8.0x 9.0x 7.0x 8.0x 9.0x Exit Year EBITDA $23,095 $23,095 $23,095 $25,405 $25,405 $25,405 $27,945 $27,945 $27,945 Exit Year Enterprise Value $161,665.3 $184,760.3 $207,855.4 $177,831.8 $203,236.3 $228,640.9 $195,615.0 $223,560.0 $251,505.0 Less: Net Debt ($39,572.3) ($39,572.3) ($39,572.3) ($35,110) ($35,110) ($35,110) ($29,706) ($29,706) ($29,706) Common Equity Value $122,093.0 $145,188.1 $168,283.1 $142,721.3 $168,125.9 $193,530.4 $165,908.7 $193,853.7 $221,798.7 % Initial Equity Source/Holder Ownership Investment Equity Value of Holding and Implied IRR Management 22.7% $ 4,000.0 $ 27,684.2 $ 32,920.9 $ 38,157.7 $ 32,361.6 $ 38,122.0 $ 43,882.4 $ 37,619.3 $ 43,955.7 $ 50,292.2 IRR 62.1% 69.3% 75.7% 68.6% 75.6% 81.9% 75.1% 82.0% 88.2% New Equity Sponsor 77.3% 40,301.5 $ 94,408.8 $ 112,267.1 $ 130,125.4 $ 110,359.7 $ 130,003.9 $ 149,648.0 $ 128,289.4 $ 149,897.9 $ 171,506.5 IRR 23.7% 29.2% 34.0% 28.6% 34.0% 38.8% 33.5% 38.8% 43.6%

NEW EQUITY SPONSOR IRR SENSITIVITY ANALYSIS PROJECT PHOENIX Case: Base Page 4 ($ in thousands except as otherwise noted) PURCHASE PRICE PER SHARE $ 14.00 $ 14.50 $ 15.00 $ 15.50 $ 16.00 $ 16.50 $ 17.00 $ 17.50 Implied Premium 5.8% 9.6% 13.4% 17.2% 20.9% 24.7% 28.5% 32.3% (based on Phoenix I price of $13.23 on 9/18/07) Exit Year: 2011 Exit Multiple 5.0 x .... 13.5% 11.6% 9.8% 8.2% 6.7% 5.3% 4.0% 2.7% 6.0 x .... 21.3% 19.3% 17.4% 15.6% 14.0% 12.5% 11.1% 9.8% 7.0 x .... 27.8% 25.7% 23.7% 21.9% 20.2% 18.6% 17.1% 15.7% 8.0 x .... 33.5% 31.2% 29.2% 27.3% 25.5% 23.8% 22.3% 20.8% 9.0 x .... 38.5% 36.2% 34.0% 32.0% 30.2% 28.5% 26.9% 25.3% Exit Year: 2012 Exit Multiple 5.0 x .... 19.1% 17.1% 15.2% 13.5% 11.9% 10.5% 9.1% 7.8% 6.0 x .... 26.6% 24.4% 22.5% 20.7% 19.0% 17.4% 15.9% 14.5% 7.0 x .... 32.9% 30.7% 28.6% 26.7% 24.9% 23.3% 21.7% 20.3% 8.0 x .... 38.5% 36.1% 34.0% 32.0% 30.2% 28.4% 26.8% 25.3% 9.0 x .... 43.4% 41.0% 38.8% 36.7% 34.8% 33.0% 31.4% 29.8% Exit Year: 2013 Exit Multiple 5.0 x .... 29.3% 26.8% 24.5% 22.4% 20.5% 18.7% 17.1% 14.1% 6.0 x .... 36.9% 34.2% 31.8% 29.6% 27.5% 25.6% 23.9% 20.7% 7.0 x .... 43.3% 40.5% 38.0% 35.7% 33.5% 31.6% 29.7% 26.4% 8.0 x .... 49.0% 46.1% 43.5% 41.1% 38.8% 36.8% 34.9% 31.4% 9.0 x .... 54.1% 51.1% 48.4% 45.9% 43.6% 41.5% 39.5% 35.9%

NEW EQUITY SPONSOR IRR SENSITIVITY ANALYSIS PROJECT PHOENIX Case: Base Page 5 ($ in thousands except as otherwise noted) Implied Purchase Price per Share Implied Prem. to Current Phoenix I Price based on EBITDA Exit Multiple of: based on EBITDA Exit Multiple of: 7.0x 8.0x 9.0x 7.0x 8.0x 9.0x IRR Exit Year 25.0% 2011 $ 14.66 $ 16.13 $ 17.60 10.8% 21.9% 33.1% 2012 $ 15.98 $ 17.59 $ 19.22 20.8% 33.0% 45.2% 2013 $ 17.45 $ 19.23 $ 21.02 31.9% 45.4% 58.9% 30.0% 2011 $ 13.54 $ 14.78 $ 16.05 2.4% 11.7% 21.3% 2012 $ 14.67 $ 16.03 $ 17.42 10.9% 21.2% 31.7% 2013 $ 15.93 $ 17.44 $ 18.96 20.4% 31.8% 43.3% 35.0% 2011 $ 12.61 $ 13.68 $ 14.76 -4.7% 3.4% 11.6% 2012 $ 13.57 $ 14.75 $ 15.94 2.6% 11.5% 20.5% 2013 $ 14.66 $ 15.96 $ 17.27 10.8% 20.6% 30.5%

MODEL ASSUMPTIONS PROJECT PHOENIX Case: Base Page 6 Pro Forma Merger Overview Phoenix I Phoenix I Phoenix I Stand Alone @ 2014 @ LBO Deal Number of Existing Common Shares Outstanding 5,130 5,130 5,130 Existing Number of Options/Warrants 323 323 323 Average Exercise Price Per Share $ 10.90 $ 10.90 $ 10.90 11 176 Treasury Method Adjustment 323 323 88 Existing Number of Options/Warrants 189 189 189 Average Exercise Price Per Share $ 2.74 $ 2.74 $ 2.74 Treasury Method Adjustment 189 189 155 Existing Number of Options/Warrants 0 0 0 Average Exercise Price Per Share $ — $ — $ -Treasury Method Adjustment 0 0 0 Existing Number of Options/Warrants 0 0 0 Average Exercise Price Per Share $ — $ — $ -Treasury Method Adjustment 0 0 0 Fully Diluted Shares 5,643 5,643 5,373 Current Market Price Per Share $ 13.23 $ 20.00 $ 15.00 Date of Current Market 9/18/2007 9/18/2007 9/18/2007

PRO FORMA COVERAGES PROJECT PHOENIX Case: Base Page 7 ($ in thousands except as otherwise noted) PRO FORMA COVERAGES Pro Forma Fiscal Year Ended Expected Projected 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 EBITDA/Interest 2.5 x 3.2 x 2.7 x 3.3 x 4.1 x 4.7 x 5.4 x 6.3 x 7.6 x 9.2 x FCF/Interest 1.3 x 1.2 x 1.7 x 1.7 x 2.6 x 2.9 x 3.4 x 4.0 x 4.8 x 5.8 x Senior Debt/EBITDA 4.0 x 3.1 x 3.6 x 3.5 x 2.3 x 1.7 x 1.2 x 0.8 x 0.7 x 0.0 x Senior Debt/FCF (a) 7.4 x 8.4 x 6.0 x 6.1 x 3.8 x 3.2 x 2.7 x 2.2 x 1.7 x 2.2 x Total Debt/EBITDA 5.8 x 4.5 x 5.3 x 4.6 x 3.5 x 3.0 x 2.6 x 2.2 x 1.8 x 1.4 x Total Debt/FCF (a) 10.8 x 12.2 x 8.7 x 8.7 x 5.5 x 4.8 x 4.1 x 3.4 x 2.8 x 2.2 x Proforma Net Debt/EBITDA 4.0 x 3.1 x 3.6 x 3.2 x 2.4 x 2.1 x 1.7 x 1.4 x 1.1 x 0.8 x Proforma Net Debt/FCF (a) 7.4 x 8.4 x 6.0 x 6.1 x 3.8 x 3.2 x 2.7 x 2.2 x 1.7 x 1.2 x FCF/Total Debt Service (a) 0.5 x 0.4 x 0.6 x 0.6 x 1.0 x 1.1 x 1.2 x 1.4 x 5.3 x 1.0 x At Close Excess Availability 17,923 18,794 27,260 34,155 42,095 51,200 61,603 53,428 (a) FCF represents EBITDA less maintenance capital expenditures.

FINANCIAL SUMMARY PROJECT PHOENIX Case: Base Page 8 ($ in thousands except as otherwise noted) Pro Forma FY Ended Expected Projected 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Revenues $183,873 $195,522 $219,605 $248,260 $311,931 $343,124 $377,437 $415,180 $456,698 $502,368 Revenue Growth... NM NM NM 13.0% 25.6% 10.0% 10.0% 10.0% 10.0% 10.0% EBITDA ... $11,020 $14,034 $12,134 $14,720 $19,087 $20,995 $23,095 $25,405 $27,945 $30,739 EBITDA Margin 6.0% 7.2% 5.5% 5.9% 6.1% 6.1% 6.1% 6.1% 6.1% 6.1% EBIT $6,521 $8,148 $8,005 $9,177 $12,844 $13,982 $15,235 $16,613 $18,128 $19,795 EBIT Margin 3.5% 4.2% 3.6% 3.7% 4.1% 4.1% 4.0% 4.0% 4.0% 3.9% FCF (a). $5,890 $5,217 $7,334 $7,720 $12,087 $13,295 $14,625 $16,088 $17,696 $19,466 FCF Growth. NM -11.4% 40.6% 5.3% 56.6% 10.0% 10.0% 10.0% 10.0% 10.0% Net Income.. $ 4,204 $ 4,166 $ 5,558 $2,844 $4,940 $5,683 $6,570 $7,561 $8,668 $9,879 Net Income %... 2.3% 2.1% 2.5% 1.1% 1.6% 1.7% 1.7% 1.8% 1.9% 2.0% Fully Diluted EPS..... $ 1.01 $ 0.90 $ 1.05 $ 0.53 $ 0.92 $ 1.01 $ 1.16 $ 1.34 $ 1.54 $ 1.75 Maintenance Capital Expenditures.. $5,130 $8,816 $4,800 $7,000 $7,000 $7,700 $8,470 $9,317 $10,249 $11,274 Expansionary Capital Expenditures..... 0 0 0 0 0 0 0 0 0 0 Total Capital Expenditures..... $5,130 $8,816 $4,800 $7,000 $7,000 $7,700 $8,470 $9,317 $10,249 $11,274 Net Interest Expense $4,436 $4,610 $4,510 $4,285 $4,011 $3,682 $3,331 (a) Free Cash Flow equals consolidated EBITDA less consolidated maintenance capital expenditures.

FINANCING ASSUMPTIONS PROJECT PHOENIX
Case: Base Page 9

Financing Assumptions:

		Projected						
	At Close	2008	2009	2010	2011	2012	2013	2014
Revolver	6.50%	6.50%	6.50%	6.50%	6.50%	6.50%	6.50%	6.50%
Senior Debt	7.00%	7.00%	7.00%	7.00%	7.00%	7.00%	7.00%	7.00%
Subordinated Debt	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%
Bridge Loan	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%	10.00%
Notes Payable	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%	8.00%
Tax Rates:								
Assumed Blended Rate	40.00%	40.00%	40.00%	40.00%	40.00%	40.00%	40.00%	40.00%
Earned on Cash Balances	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%

Working Capital Analysis (a):

		Projected						
	At Close	2008	2009	2010	2011	2012	2013	2014
Days Receivable	55.93	55.93	55.93	55.93	55.93	55.93	55.93	55.93
Accounts Receivable/Revenue	15.32%	15.32%	15.32%	15.32%	15.32%	15.32%	15.32%	15.32%
Inventories/COS	0.64%	0.64%	0.64%	0.64%	0.64%	0.64%	0.64%	0.64%
Other Current Assets/Revenue	1.28%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%	0.50%
Other Assets/Revenue	0.00%	0.30%	0.30%	0.30%	0.30%	0.30%	0.30%	0.30%
Days Payable	35.57	34.84	34.84	34.84	34.84	34.84	34.84	34.84
Accounts Payable/COS	9.75%	9.55%	9.55%	9.55%	9.55%	9.55%	9.55%	9.55%
Accrued Liabilities/Total Operating Expense	42.36%	30.00%	30.00%	30.00%	30.00%	30.00%	30.00%	30.00%
Other Accrued Expenses/Total Operating Expense	147.41%	141.35%	133.56%	121.42%	110.38%	100.35%	91.22%	82.93%

(a) Working capital assumptions are based on management estimates.

ThomasLloyd ALARE capital partners

INCOME STATEMENTS PROJECT PHOENIX Case: Base Page 10 ($ in thousands except as otherwise noted) Pro Forma FY Ended Expected Projected 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Net Sales 183,873 195,522 219,605 248,260 311,931 343,124 377,437 415,180 456,698 502,368 Direct costs 164,186 170,326 194,804 220,329 278,864 306,751 337,426 371,168 408,285 449,114 Gross Profit 19,687 25,196 24,801 27,930 33,067 36,373 40,011 44,012 48,413 53,254 Total Operating Expenses (d) 8,667 11,162 12,667 13,210 13,980 15,378 16,916 18,607 20,468 22,515 EBITDA (a) 11,020 14,034 12,134 14,720 19,087 20,995 23,095 25,405 27,945 30,739 Depreciation and Amortization 4,499 5,885 4,129 5,543 6,243 7,013 7,860 8,792 9,817 10,944 EBIT 6,521 8,148 8,005 9,177 12,844 13,982 15,235 16,613 18,128 19,795 Interest Expense: (b) Revolver (c) 325 1,041 1,484 1,801 2,069 2,282 1,931 Senior Debt 2,711 2,169 1,627 1,084 542 0 0 Subordinated Debt 2,000 2,000 2,000 2,000 2,000 2,000 2,000 Preferred Equity 0 0 0 0 0 0 0 Seller Note Payable 0 0 0 0 0 0 0 Interest Income (600) (600) (600) (600) (600) (600) (600) Total Interest Expense 4,436 4,610 4,510 4,285 4,011 3,682 3,331 Pretax Income 4,741 8,234 9,472 10,950 12,602 14,446 16,464 Income Taxes 1,896 3,293 3,789 4,380 5,041 5,778 6,586 Net Income 2,844 4,940 5,683 6,570 7,561 8,668 9,879 Number of Shares Outstanding 5,373 5,373 5,643 5,643 5,643 5,643 5,643 Fully Diluted EPS $ 0.53 $ 0.92 $ 1.01 $ 1.16 $ 1.34 $ 1.54 $ 1.75 Operating Margins: EBITDA Margin.. -— -— -— 5.9% 6.1% 6.1% 6.1% 6.1% 6.1% 6.1% EBIT Margin.. -— -— -— 3.7% 4.1% 4.1% 4.0% 4.0% 4.0% 3.9% NI Margin.. -— -— -— 1.1% 1.6% 1.7% 1.7% 1.8% 1.9% 2.0% (a) Excludes non-cash items. (b) Interest expense is calculated from the previous years’ debt balance. (c) Interest expense on the revolver is calculated on the previous years principal balance.

CASH FLOW ANALYSIS AND CAPITALIZATION TABLE PROJECT PHOENIX Case: Base Page 11 ($ in thousands except as otherwise noted) Projected 2008 2009 2010 2011 2012 2013 2014 EBITDA $14,720 $19,087 $20,995 $23,095 $25,405 $27,945 $30,739 LESS: Interest Expense 4,436 4,610 4,510 4,285 4,011 3,682 3,331 Income Tax 1,896 3,293 3,789 4,380 5,041 5,778 6,586 Preferred Dividends 0 0 0 0 0 0 0 Add: Non-Cash Interest Expense 0 0 0 0 0 0 0 Maintenance Capital Expenditures 7,000 7,000 7,700 8,470 9,317 10,249 11,274 Expansionary Capital Expenditures 0 0 0 0 0 0 0 Total Capital Expenditures 7,000 7,000 7,700 8,470 9,317 10,249 11,274 Changes in Other Assets 745 191 94 103 113 125 137 Changes in Other Liabilities 0 0 0 0 0 0 0 Increases (Decreases) in Working Capital 3,912 3,055 2,034 2,237 2,461 2,707 2,978 Cash Flow Available for Debt Amortization (3,269) 938 2,869 3,620 4,462 5,404 6,435 Scheduled Amortization: Senior Debt 7,746 7,746 7,746 7,746 7,746 0 0 Subordinated Debt 0 0 0 0 0 0 20,000 Bridge Loan 0 0 0 0 0 0 0 Notes Payable 0 0 0 0 0 0 0 Total Scheduled Amortization 7,746 7,746 7,746 7,746 7,746 0 20,000 Increase (Decrease) in Cash (11,015) (6,808) (4,877) (4,126) (3,284) 5,404 (13,565) Drawdown of Revolver 11,015 6,808 4,877 4,126 3,284 0 13,565 Paydown of Revolver 0 0 0 0 0 5,404 0 Net Increase (Decrease) in Cash 0 (0) 0 0 (0) 0 0 At Projected Capitalization Table: Closing 2008 2009 2010 2011 2012 2013 2014 Revolver $5,000 $16,015 $22,823 $27,700 $31,826 $35,110 $29,706 $43,272 Notes Payable 0 0 0 0 0 0 0 0 Senior Debt 38,730 30,984 23,238 15,492 7,746 0 0 0 Subordinated Debt 20,000 20,000 20,000 20,000 20,000 20,000 20,000 0 Seller note 0 0 0 0 0 0 0 0 Total Debt 63,730 66,999 66,061 63,192 59,572 55,110 49,706 43,272 Preferred Equity 0 0 0 0 0 0 0 0 Common Equity 44,301 47,146 52,086 57,769 64,339 71,900 80,568 90,446 Stockholders’ Equity 44,301 47,146 52,086 57,769 64,339 71,900 80,568 90,446 Total Capitalization $108,032 $114,145 $118,147 $120,962 $123,911 $127,011 $130,274 $133,718 Cash Balances $20,000 $20,000 $20,000 $20,000 $20,000 $20,000 $20,000 $20,000

BALANCE SHEETS PROJECT PHOENIX Case: Base Page 12 ($ in thousands except as otherwise noted) June 30, 2007 Unaudited Financing Adjustments At Projected 2007 Debit Credit Closing 2008 2009 2010 2011 2012 2013 2014 ASSETS Cash and Marketable Securities $25,816 $94,301 ($100,117) $20,000 $20,000 $20,000 $20,000 $20,000 $20,000 $20,000 $20,000 Accounts Receivable 33,652 0 0 33,652 38,043 47,800 52,580 57,838 63,622 69,984 76,982 Inventories 1,251 0 0 1,251 1,415 1,791 1,970 2,167 2,384 2,622 2,884 Other Current and Intercompany 2,820 0 0 2,820 2,820 1,560 1,716 1,887 2,076 2,283 2,512 Total Current Assets 63,539 94,301 (100,117) 57,723 62,278 71,151 76,266 81,892 88,081 94,889 102,378 PP&E , net 36,493 0 0 36,493 43,493 50,493 58,193 66,663 75,980 86,229 97,503 Less Accumulated Depreciation 0 0 0 0 4,829 10,359 16,658 23,804 31,882 40,985 51,216 Net PP&E 36,493 0 0 36,493 38,664 40,135 41,535 42,859 44,098 45,244 46,287 Goodwill, net 0 52,493 0 52,493 52,493 52,493 52,493 52,493 52,493 52,493 52,493 Refundable Deposits 884 0 0 884 862 840 818 796 774 752 729 Claims Receivable 2,464 0 0 2,464 2,341 2,217 2,094 1,971 1,848 1,725 1,602 Note Receivable — less current portion 481 0 0 481 412 343 275 206 137 69 0 Capitalized Transaction Costs 0 3,500 0 3,500 3,000 2,500 2,000 1,500 1,000 500 0 Other Assets 0 0 0 0 745 936 1,029 1,132 1,246 1,370 1,507 Total Assets $103,861 $150,294 ($100,117) $154,037 $160,794 $170,614 $176,510 $182,849 $189,676 $197,041 $204,996 LIABILITIES AND SHAREHOLDERS’ EQUITY Revolver 0 5,000 0 5,000 16,015 22,823 27,700 31,826 35,110 29,706 43,272 Accounts Payable 18,985 0 0 18,985 21,031 26,618 29,280 32,208 35,429 38,972 42,869 Accrued Liabilities 5,365 0 0 5,365 3,963 4,194 4,613 5,075 5,582 6,140 6,754 Other Current Liabilities 18,672 0 0 18,672 18,672 18,672 18,672 18,672 18,672 18,672 18,672 Total Current Liabilities 43,023 5,000 0 48,023 59,681 72,307 80,265 87,781 94,793 93,490 111,567 Total Debt: Other 0 0 0 0 0 0 0 0 0 0 0 Senior Debt 13,730 25,000 0 38,730 30,984 23,238 15,492 7,746 0 0 0 Subordinated Debt 0 20,000 0 20,000 20,000 20,000 20,000 20,000 20,000 20,000 0 Obligations under capital leases 8 0 0 8 8 8 8 8 8 8 8 Note Payable and Accrued Interest 0 0 0 0 0 0 0 0 0 0 0 Seller Note 0 0 0 0 0 0 0 0 0 0 0 Total Long-Term Debt 13,738 45,000 0 58,738 50,992 43,246 35,500 27,754 20,008 20,008 8 Other Liabilities 2,975 0 0 2,975 2,975 2,975 2,975 2,975 2,975 2,975 2,975 Total Liabilities 59,736 50,000 0 109,736 113,648 118,528 118,740 118,510 117,776 116,473 114,550 Shareholders’ Equity: Preferred Stock 0 0 0 0 0 0 0 0 0 0 0 Investments in Subsidiaries (a) 12,571 0 (12,571) 0 0 0 0 0 0 0 0 Common Stock + APIC 19,230 44,301 (19,230) 44,301 44,301 44,301 44,301 44,301 44,301 44,301 44,301 Treasury Stock 0 0 0 0 0 0 0 0 0 0 0 Retained Earnings / (Loss) 12,324 0 (12,324) 0 2,844 7,785 13,468 20,038 27,599 36,266 46,145 Total Shareholders’ Equity 44,125 44,301 (44,125) 44,301 47,146 52,086 57,769 64,339 71,900 80,568 90,446 Total Lia. & SH Equity $103,861 $94,301 ($44,125) $154,037 $160,794 $170,614 $176,510 $182,849 $189,676 $197,041 $204,996 0 0 0 0 0 0 0 0 0 (a) Investments in subsidiaries goes to zero after deal closes, as Phoenix II becomes part of Phoenix I

DEBT CAPACITY PROJECT PHOENIX
Case: Base Page 13

($ in thousands except as otherwise noted)

	Eligible	Advance	@ Closing Proforma	Projected 2008	2009	2010	2011	2012	2013	2014
Effective Accounts Receivable Advance Rate	90%	75%	67.5%	67.5%	67.5%	67.5%	67.5%	67.5%	67.5%	67.5%
Effective Inventory Advance Rate	85%	65%	55.3%	55.3%	55.3%	55.3%	55.3%	55.3%	55.3%	55.3%
Accounts Receivable			33,652	38,043	47,800	52,580	57,838	63,622	69,984	76,982
Inventory			1,251	1,415	1,791	1,970	2,167	2,384	2,622	2,884
Advance Against Accounts Receivable			22,715	25,679	32,265	35,491	39,041	42,945	47,239	51,963
Advance Against Inventories			691	782	989	1,088	1,197	1,317	1,449	1,594
Total Revolver Advance			23,406	26,461	33,254	36,580	40,238	44,262	48,688	53,557
Outstanding Revolver Balance			5,000	16,015	22,823	27,700	31,826	35,110	29,706	43,272
Total Net PP&E (BV)			36,493	38,664	40,135	41,535	42,859	44,098	45,244	46,287
Effective Advance Rate on Net PP&E	100%	50%	50%	50%	50%	50%	50%	50%	50%	50%
Borrowing Base on Net PP&E			18,247	19,332	20,067	20,768	21,430	22,049	22,622	23,144
Senior Term Debt			0	0	0	0	0	0	0	0
Excess/(Shortfall) on Fixed Assets			18,247	19,332	20,067	20,768	21,430	22,049	22,622	23,144
Total Borrowing Availability			41,653	45,793	53,322	57,348	61,667	66,311	71,310	76,700
Total Senior Outstandings (Net Cash)			23,730	26,999	26,061	23,192	19,572	15,110	9,706	23,272
Excess Availability			17,923	18,794	27,260	34,155	42,095	51,200	61,603	53,428

ThomasLloyd ALARE capital partners

DEBT SCHEDULE PROJECT PHOENIX Case: Base Page 14 ($ in thousands except as otherwise noted) At Projected Closing 2008 2009 2010 2011 2012 2013 2014 Revolver Beginning Balance $ 5,000 $ 16,015 $ 22,823 $ 27,700 $ 31,826 $ 35,110 $ 29,706 Interest Expense 6.5% 325 1,041 1,484 1,801 2,069 2,282 1,931 Additions 11,015 6,808 4,877 4,126 3,284 — 13,565 Reductions — - — - — 5,404 -Ending Balance 5,000 16,015 22,823 27,700 31,826 35,110 29,706 43,272 Senior Debt Beginning Balance $ 38,730 $ 30,984 $ 23,238 $ 15,492 $ 7,746 $ — $ -Interest Expense 7.0% 2,711 2,169 1,627 1,084 542 - -Amortization 5 Years 7,746 7,746 7,746 7,746 7,746 Ending Balance 38,730 30,984 23,238 15,492 7,746 — - — Subordinated Debt Beginning Balance $ 20,000 $ 20,000 $ 20,000 $ 20,000 $ 20,000 $ 20,000 $ 20,000 Interest Expense 10.0% 2,000 2,000 2,000 2,000 2,000 2,000 2,000 Amortization — - - - — - 20,000 Ending Balance 20,000 20,000 20,000 20,000 20,000 20,000 20,000 — Present Value of Note — - — - — -Discount Rate of Note 10.0% Income Taxes 40.0% 1,896 3,293 3,789 4,380 5,041 5,778 6,586 NOL — - — - — - -Net Income Taxes 1,896 3,293 3,789 4,380 5,041 5,778 6,586 NOL Beginning Balance $ — $ — $ — $ — $ — $ — $ -Additions — - — - — - -Reductions — - — - — - -Ending Balance Input Required—> — - — - — - — -

PRO FORMA AND OPERATING ASSUMPTIONS PROJECT PHOENIX
Page 16

Case: Base

($ in thousands except as otherwise noted)

Pro Forma Consolidated Operations	Pro Forma FY Ended		Expected	Projected						
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
Net Sales										
Internal Growth	183,873	195,522	219,605	248,260	311,931	343,124	377,437	415,180	456,698	502,368
External Growth										
Total Net Sales	183,873	195,522	219,605	248,260	311,931	343,124	377,437	415,180	456,698	502,368
Direct Costs										
Internal Growth	164,186	170,326	194,804	220,329	278,864	306,751	337,426	371,168	408,285	449,114
Total Direct Costs	164,186	170,326	194,804	220,329	278,864	306,751	337,426	371,168	408,285	449,114
Gross Profit	19,687	25,196	24,801	27,930	33,067	36,373	40,011	44,012	48,413	53,254
SG&A	8,667	11,162	12,667	13,210	13,980	15,378	16,916	18,607	20,468	22,515
EBITDA (c)	11,020	14,034	12,134	14,720	19,087	20,995	23,095	25,405	27,945	30,739
Depreciation & Amortization (a)	4,499	5,885	4,129	5,543	6,243	7,013	7,860	8,792	9,817	10,944
EBIT	6,521	8,148	8,005	9,177	12,844	13,982	15,235	16,613	18,128	19,795

Operating Assumptions	Pro Forma FY Ended			Projected						
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
Net Sales Growth	NM	6.3%	12.3%	13.0%	25.6%	10.0%	10.0%	10.0%	10.0%	10.0%
Cost of Sales %	89.3%	87.1%	88.7%	88.7%	89.4%	89.4%	89.4%	89.4%	89.4%	89.4%
Gross Margin	10.7%	12.9%	11.3%	11.3%	10.6%	10.6%	10.6%	10.6%	10.6%	10.6%
Variable SG&A %	4.7%	5.7%	5.8%	5.3%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%
Total SG&A %	4.7%	5.7%	5.8%	5.3%	4.5%	4.5%	4.5%	4.5%	4.5%	4.5%
EBITDA %	6.0%	7.2%	5.5%	5.9%	6.1%	6.1%	6.1%	6.1%	6.1%	6.1%
Maintenance Capex										
Maint. Capex (% of revenues)	2.79%	4.51%	2.19%	2.82%	2.24%	2.24%	2.24%	2.24%	2.24%	2.24%
Capital Requirement	5,130	8,816	4,800	7,000	7,000	7,700	8,470	9,317	10,249	11,274
Expansionary Capex										
Expansionary Capex (% of revenues)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Expansionary Capex..	0	0	0	0	0	0	0	0	0	0

(a) Deprecition in 2007 is set equal to 2006

ThomasLloyd
ALARE capital partners

DEPRECIATION AND AMORTIZATION SCHEDULES **PROJECT PHOENIX**

Case: Base Page 17

($ in thousands except as otherwise noted)

DEPRECIATION ON PP&E AT CLOSING

	PP&E @ Close	Depreciable Life	Projected 2007	2008	2009	2010	2011	2012	2013	2014
Total	36,493	10.0	$3,649	3,649	3,649	3,649	3,649	3,649	3,649	3,649

DEPRECIATION ON CAPITAL EXPENDITURES

Capital Expenditure	Depreciable Life	Projected 2007	2008	2009	2010	2011	2012	2013	2014
4,800	10.0	$480	480	480	480	480	480	480	480
7,000	10.0		700	700	700	700	700	700	700
7,000	10.0			700	700	700	700	700	700
7,700	10.0				770	770	770	770	770
8,470	10.0					847	847	847	847
9,317	10.0						932	932	932
10,249	10.0							1,025	1,025
11,274	10.0								1,127
		480	1,180	1,880	2,650	3,497	4,429	5,454	6,581
		$4,129	$4,829	$5,529	$6,299	$7,146	$8,078	$9,103	$10,230

AMORTIZATION SCHEDULE

	Amount	Amortization Period	Projected 2008	2009	2010	2011	2012	2013	2014
Transaction Fee Amortization	$3,500	7.0	$500	$500	$500	$500	$500	$500	$500
Goodwill Amortization	52,493	0.0	$0	$0	$0	$0	$0	$0	$0
Refundable Deposits Amortization	884	40.0	$22	22	22	22	22	22	22
Donor Base and Records Amortization	2,464	20.0	$123	123	123	123	123	123	123
Deferred Bond Amortization	481	7.0	$69	69	69	69	69	69	69
Total Amortization			$714	$714	$714	$714	$714	$714	$714

TOTAL DEPRECIATION & AMORTIZATION

	Projected 2008	2009	2010	2011	2012	2013	2014
Total Depreciation & Amortization	$5,543	$6,243	$7,013	$7,860	$8,792	$9,817	$10,944

ThomasLloyd

ALARE capital partners